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                                                                 Exhibit 17(c)

                                STI CLASSIC FUNDS
                               101 Federal Street
                           Boston, Massachusetts 02110

                         INFORMATION AND TECHNOLOGY FUND

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                December 27, 2004

    THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE STI CLASSIC FUNDS

         The undersigned shareholder(s) of the Information and Technology Fund (the "Fund"), a series of the STI Classic Funds (the "Trust"), hereby appoint(s) [ ] and Julie Powers (each with full power of substitution), and each of them, the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on December 27, 2004, and any adjournments thereof, to vote all of the shares of the Fund that the signer would be entitled to vote if personally present at the Special Meeting and on any other matters brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders. Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement/Prospectus as checked below.

To Vote by Internet:

1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.

2)       Go to website www.proxyvote.com.

3) enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To Vote by Telephone:

1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.

2)       Call _________.

3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

All properly executed proxies will be voted as directed herein by the signing shareholder(s). If no direction is given when the duly executed proxy is returned, such shares will be voted FOR the proposal.

Please date, sign and return promptly.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS.


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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS
PORTION ONLY.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE "FOR" THE PROPOSAL TO:

Proposal: To approve a proposed Agreement and Plan of Reorganization by and between the Information and Technology Fund and the Aggressive Growth Stock Fund which provides for and contemplates (i) the transfer of all of the assets and stated liabilities of the Information and Technology Fund to the Aggressive Growth Stock Fund in exchange for shares of the corresponding classes of the Aggressive Growth Stock Fund of equal value; and (ii) the distribution of the corresponding classes of the Aggressive Growth Stock Fund of equal value to the shareholders of the Information and Technology Fund.

                   [__] For     [__] Against    [__] Abstain


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The undersigned acknowledges receipt with this proxy of a copy of the notice of
Special Meeting of Shareholders and the Proxy Statement/Prospectus of the Board of Trustees. Your signature(s) on this proxy should be exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.

Dated:  ___________, 2004



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Signature                                      Signature